                                                                     EXHIBIT 4.8


                              AMENDED AND RESTATED

                               SECURITY AGREEMENT

                                     between

                              COLTEC INDUSTRIES INC

                                       and

                             BANKERS TRUST COMPANY,
                               as Collateral Agent


                           Dated as of March 24, 1992

                                       and

                              AMENDED AND RESTATED

                                      as of

                                December 18, 1996

                                       and

                          FURTHER AMENDED AND RESTATED

                                      as of

                                 March 16, 1998

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE I


SECURITY INTERESTS ...........................................................3

         1.1.Grant of Security Interests......................................3
         1.2.Power of Attorney................................................4

                                   ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS ............................4

         2.1.Necessary Filings................................................4
         2.2.No Liens.........................................................4
         2.3.Other Financing Statements.......................................4
         2.4.Chief Executive Office; Records..................................5
         2.5.Location of Inventory and Equipment..............................5
         2.6.Recourse.........................................................6
         2.7.Trade Names; Change of Name......................................6

                                  ARTICLE III

SPECIAL PROVISIONS CONCERNINGRECEIVABLES;
          CONTRACT RIGHTS; INSTRUMENTS .......................................6

         3.1.Additional Representations and Warranties........................6
         3.2.Maintenance of Records...........................................7
         3.3.Direction to Account Debtors; Contracting Parties; etc...........7
         3.4.Modification of Terms; etc.......................................8
         3.5.Collection.......................................................8
         3.6.Instruments......................................................8
         3.7.  Government Contracts...........................................8
         3.8.  Assignment of Claims Act Notices...............................9
         3.9.  Further Actions................................................9

                                   ARTICLE IV

SPECIAL PROVISIONS CONCERNING MARKS .........................................10

         4.1.Additional Representations and Warranties.......................10


                                      (i)

                                                                            Page
                                                                            ----

         4.2.Licenses and Assignments........................................10
         4.3.Infringements...................................................10
         4.4.Preservation of Marks...........................................10
         4.5.Maintenance of Registration.....................................11
         4.6.Future Registered Marks.........................................11
         4.7.Remedies........................................................11

                                    ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS AND COPYRIGHTS ........................12

         5.1.Additional Representations and Warranties.......................12
         5.2.Licenses and Assignments........................................12
         5.3.Infringements...................................................12
         5.4.Maintenance of Patents..........................................12
         5.5.Prosecution of Patent Application...............................12
         5.6.Other Patents and Copyrights....................................13
         5.7.Remedies........................................................13

                                   ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL ........................................13

         6.1.Protection of Collateral Agent's Security.......................13
         6.2.Warehouse Receipts Non-negotiable...............................14
         6.3.Further Actions.................................................14
         6.4.Financing Statements............................................14

                                   ARTICLE VII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT ................................14

         7.1.Remedies; Obtaining the Collateral Upon Default.................14
         7.2.Remedies; Disposition of the Collateral.........................15
         7.3.Waiver of Claims................................................16
         7.4.Application of Proceeds.........................................17
         7.5.Remedies Cumulative.............................................19
         7.6.Discontinuance of Proceedings...................................20
         7.7.Purchasers Of Collateral........................................20

                                  ARTICLE VIII


                                      (ii)
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                                                                            Page
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INDEMNITY ....................................................................20

         8.1.Indemnity........................................................20
         8.2.Indemnity Obligations Secured by Collateral; Survival............21

                                   ARTICLE IX

DEFINITIONS...................................................................22

                                    ARTICLE X

THE COLLATERAL AGENT .........................................................28

         10.1.Appointment.....................................................28
         10.2.Nature of Duties................................................28
         10.3.Lack of Reliance on the Collateral Agent........................29
         10.4.Certain Rights of the Collateral Agent..........................29
         10.5.Reliance........................................................30
         10.6.Indemnification.................................................30
         10.7.The Collateral Agent in its Individual Capacity.................31
         10.8.Holders.........................................................31
         10.9.Resignation by the Collateral Agent.............................32
         10.10.Fees and Expenses of Collateral Agent..........................32

                                   ARTICLE XI

MISCELLANEOUS

         11.1.Notices.........................................................32
         11.2.Waiver; Amendment...............................................33
         11.3.Obligations Absolute............................................34
         11.4.Successors and Assigns..........................................34
         11.5.Headings Descriptive............................................35
         11.6.Severability....................................................35
         11.7.GOVERNING LAW...................................................35
         11.8.Assignor's Duties...............................................35
         11.9.Termination; Release............................................35




ANNEX A  Schedule of Permitted Filings
ANNEX B  Schedule of Record Locations
ANNEX C  Schedule of Inventory and Equipment Locations
ANNEX D  Schedule of Trade, Fictitious and Other Names
ANNEX E  Schedule of Marks


                                     (iii)

                                                                            Page
                                                                            ----

ANNEX F  Schedule of Patents and Applications
ANNEX G  Schedule of Copyrights and Applications


                                      (iv)

                 AMENDED AND RESTATED COMPANY SECURITY AGREEMENT


                  SECURITY AGREEMENT (this "Agreement"), dated as of March 24, 1992, amended and restated as of December 18, 1996 and further amended and restated as of March 16, 1998, between COLTEC INDUSTRIES INC, a Pennsylvania corporation (the "Assignor"), and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors (as defined below) (except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined).

                              W I T N E S S E T H :


                  WHEREAS, the Assignor, Coltec Aerospace Canada Ltd., the financial institutions (the "Banks") from time to time party thereto, Bank of America National Trust and Savings Association, as Documentation Agent (in such capacity, the "Documentation Agent"), The Chase Manhattan Bank, as Syndication Agent (in such capacity, the "Syndication Agent"), Bank of Montreal, as Canadian Paying Agent (in such capacity, the "Canadian Paying Agent"), and Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent" and together with the Pledgee, the Documentation Agent, the Syndication Agent, the Canadian Paying Agent and the Banks and their respective successors and assigns, and together with any other financial institutions from time to time party to the Credit Agreement hereinafter referred to, the "Bank Creditors"), have entered into a Credit Agreement, dated as of March 24, 1992, and amended and restated as of January 11, 1994, and further amended and restated as of December 18, 1996 and as further amended, providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit, all as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same has been, and may from time to time in the future be, amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional guarantors or additional borrowers thereunder that are Subsidiaries of the Assignor and whose obligations are guaranteed by the Assignor thereunder or any increase in the amount borrowed) all or any portion of, the Indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, financial institutions or holders; provided that with respect to any agreement providing for the refinancing or replacement of Indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing or replacement


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
Indebtedness being treated, along with their Indebtedness, as Indebtedness pursuant to the Credit Agreement, (ii) the refinancing Indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding) and (iii) a notice to the effect that the refinancing or replacement Indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Assignor to the Collateral Agent);

                  WHEREAS, the Assignor may at any time and from time to time enter into (or guaranty obligations of one or more of its Subsidiaries under) one or more of the following agreements: (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (collectively, the "Interest Rate Protection or Other Hedging Agreements") with one or more Bank Creditors or affiliates of Bank Creditors (each such Bank Creditor or affiliate, even if the respective Bank Creditor subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank Creditor's or affiliate's successors and assigns, collectively, the "Interest Rate Protection Creditors");

                  WHEREAS, the Assignor may issue New Senior Notes and New Senior Exchange Notes as provided in the Credit Agreement that may be (to the extent permitted pursuant to the Credit Agreement) equally and ratably secured hereunder with the Credit Agreement Obligations as hereinafter provided (with any holders of New Senior Notes and New Senior Exchange Notes from time to time being herein collectively called "Senior Noteholders" and with all documentation evidencing any New Senior Notes or New Senior Exchange Notes, including without limitation the indenture and any subsidiary guarantees to be entered into in connection with the New Senior Notes, being herein called "Senior Note Documents");

                  WHEREAS, the Assignor has heretofore entered into a Security Agreement, dated as of March 24, 1992 (as amended, modified or supplemented prior to the date hereof, the "Original Company Security Agreement");

                  WHEREAS, it is a condition to the extensions of credit under the Credit Agreement and to the obligations of the initial purchasers of the New Senior Notes under the purchase agreement to be entered into in connection with the issuance by the Assignor of the New Senior Notes that the Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

                  WHEREAS, the Assignor desires to execute this Agreement to (i) satisfy the condition described in the preceding paragraph and (ii) amend and restate the Original Company Security Agreement;

                  NOW, THEREFORE, in consideration of the extensions of credit to be made to the Assignor under the Credit Agreement and to the obligations of the initial purchasers of the New Senior Notes under the purchase agreement to be entered into in connection with the issuance by the Assignor of the New Senior Notes and other benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent for the ratable benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the ratable benefit of the Secured Creditors as follows:

                                    ARTICLE I

                               SECURITY INTERESTS

         1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, the Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the ratable benefit of the Bank Creditors, the Interest Rate Protection Creditors and the Senior Noteholders, in each case to the extent from time to time holding Obligations of the Assignor secured hereunder (collectively, and together with the Collateral Agent, the "Secured Creditors"), a continuing security interest of first priority (subject to Liens evidenced by Permitted Filings and other Liens permitted under Section
9.01 of the Credit Agreement) in, all of the right, title and interest of the Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) the Cash Collateral Account established for the Assignor and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (v) all Equipment, (vi) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Assignor symbolized by the Marks, (vii) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (viii) all computer programs of the Assignor and all intellectual property rights therein and all other proprietary information of the Assignor, including, but not limited to, trade secrets, (ix) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities and any other capital stock or promissory notes not required to be pledged pursuant to the Company Pledge Agreement), and (x) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral"); provided, however that to the extent that any Contract may be terminated (in accordance with the terms thereof after giving effect to any applicable laws) in the event of granting of a security interest therein, or in the event the granting of a security interest in any Contract shall violate applicable law, then the security interest granted hereby shall be limited to the extent necessary so that such Contract may not be so terminated or no such violation of law shall exist, as the case may be.

         (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this Agreement.

         (c) If (i) a Bankruptcy Default or Notified Acceleration Event has occurred and is continuing or (ii) any other Event of Default or Acceleration Event has occurred and is continuing, but in the case of this clause (ii) only if, and to the extent that, the Collateral Agent (acting at the direction of the Required Secured Creditors) has given notice to the Assignor to take the actions specified below in this sentence, then in either such case all cash Proceeds of, and cash payments received in respect of, Collateral shall be paid by the Assignor (or the respective payor) directly to the Cash Collateral Account or as otherwise directed by the Collateral Agent. At any time while the circumstances described in the immediately preceding sentence do not exist, all cash payments received in respect of the Collateral (including without limitation all payments received in respect of Receivables and Contracts, or in payment for sales of Inventory, but excluding cash Proceeds of sales of other Collateral unless the respective sale and release of

Collateral is permitted pursuant to this Agreement and the Credit Agreement) shall be paid to the Assignor.

         1.2. Power of Attorney. The Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise), in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  The Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement and the occurrence of the Restatement Effective Date, as follows:

         2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Assignor to the Collateral Agent hereby in respect of the Collateral have been or shall have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes or shall constitute a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (except that the Collateral may be subject to the security interests evidenced by the financing statements disclosed on Annex A hereto, but only to the respective date, if any, set forth on Annex A (the "Permitted Filings") and to any other Liens permitted under Section 9.01 of the Credit Agreement) and is or shall be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

         2.2. No Liens. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby, Liens permitted under Section 9.01 of the Credit Agreement or evidenced by the Permitted Filings), and the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

         2.3. Other Financing Statements. As of the Restatement Effective Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Annex A hereto or to the extent filed after the Effective Date so long as the respective such filing did not (and the Lien evidenced thereby did not) violate the applicable provisions of the Original Credit Agreement, and so long as the Total Commitment has not been terminated or any Letter of Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection or Other

Hedging Agreement remains in effect or any obligations are owed with respect thereto, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor or as otherwise permitted pursuant to Section 9.01 of the Credit Agreement.

         2.4. Chief Executive Office; Records. The chief executive office of the Assignor is located at 3 Coliseum Center, 2550 West Tyvola Road, Charlotte, North Carolina 28217. The Assignor will not move its chief executive office except to such new location as the Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of the Assignor and the only original books of account and records of the Assignor relating thereto are, and will continue to be, kept at such chief executive office, at such other locations shown on Annex B hereto or at such new locations as the Assignor may establish in accordance with the last sentence of this Section 2.4, provided that, so long as (x) true and correct copies of all documents evidencing such Receivables and Contract Rights and copies of such books and records are kept at such chief executive office or at such other locations shown on Annex B hereto, and (y) the failure to maintain any original copies of the foregoing at such locations could not have an adverse effect upon the validity, perfection or priority of any security interest granted hereunder, the Assignor shall be permitted to keep original copies of the foregoing at other locations to be determined in a manner consistent with its past practices. All Receivables and Contract Rights of the Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above. The Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

         2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by the Assignor is located at one of the locations shown on Annex C hereto. The Assignor agrees that all Inventory and all Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex C hereto, or such new location as the Assignor may establish in accordance with the last sentence of this Section
2.5. The Assignor may establish a new location for Inventory and Equipment only if (i) it shall give to the Collateral Agent written notice of such new location as promptly as practicable and in no

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event later than 60 days after the establishment thereof, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, as promptly as practicable and in no event later than 75 days after the establishment thereof, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and
(iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

         2.6. Recourse. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection or Other Hedging Agreements, the Senior Note Documents and otherwise in writing in connection herewith or therewith.

         2.7. Trade Names; Change of Name. The Assignor does not have or operate in any jurisdiction under, or in the preceding 12 months has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex D hereto. The Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex D hereto and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 2.7. The Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.


                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

         3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, the Assignor shall be deemed to have represented and warranted that (x) such

Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), and
(iii) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction and (y) there is no fact or circumstance known to Assignor which would suggest that any such Receivable (i) will not represent the genuine, legal, valid and binding obligation of such account debtor or (ii) will not evidence true and valid obligations, enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         3.2. Maintenance of Records. The Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Assignor will make the same available on the Assignor's premises to the Collateral Agent for inspection, at the Assignor's own cost and expense, at any and all reasonable times upon demand. Upon the occurrence and during the continuance of any of the conditions specified in the first sentence of Section 1.1(c) of this Agreement, and upon the request of the Collateral Agent, the Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor). If the Collateral Agent so directs, the Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of the Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

         3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of any of the conditions described in the first sentence of Section 1.1(c) of this Agreement, and if the Collateral Agent so directs the Assignor, the Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account established for the Assignor, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clauses (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent that the Assignor might have done. Without notice to or assent by the Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral



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
Account in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

         3.4. Modification of Terms; etc. The Assignor shall not rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5 and except, so long as none of the conditions described in the first sentence of Section 1.1(c) shall occur and be continuing, such modifications, adjustments and sales effected by the Assignor in the ordinary course of business consistent with past practice. The Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

         3.5. Collection. The Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, at any time when payments in respect of Receivables and Contracts may be made to the Assignor in accordance with the second sentence of Section 1.1(c) of this Agreement, the Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

         3.6.Instruments. If the Assignor owns or acquires any Instrument constituting Collateral, the Assignor will within 10 days after such acquisition, notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

         3.7. Government Contracts. a)" \* MERGEFORMAT (a) The Assignor hereby covenants and agrees that promptly after any request by the Collateral Agent, the Assignor will provide to the Collateral Agent (i) notice setting forth in reasonable detail all Government Contracts with respect to which the Assignor reasonably expects to receive payments or other consideration with a value in excess of $500,000 to which the Assignor is a party at such time, and (ii) with respect to each Government Contract referred to in clause (i) above, (a) the true and correct GC Notice Recipient and (b) the anticipated annual gross revenue under such Government Contract.

         (b) The Assignor hereby covenants and agrees that, at the request of the Collateral Agent, as promptly as practicable and in any event within 60 days following its entering into of any Government Contract (other than a Restricted Government Contract) with respect to which the Assignor reasonably expects to receive payments or other consideration with a value in excess of $500,000 after the date of such request, the Assignor shall notify the Collateral Agent thereof, which notice shall set forth (i) each GC Notice Recipient with respect to such Government Contract and (ii) the anticipated gross revenue under such Government Contract.

         (c) The Assignor agrees that promptly upon obtaining knowledge that any of the information provided to the Collateral Agent pursuant to Section 3.7(a) or (b) has changed, it shall give written notice of such change to the Collateral Agent.

         (d) The Assignor hereby covenants and agrees that it will not enter into any Restricted Government Contract unless the Assignor (i) determines in good faith that it must agree to a prohibition on the assignment of Receivables arising under such Government Contract in order to obtain such Government Contract and (ii) gives the Collateral Agent at least 10 Business Days' prior written notice of its intention to enter into such Restricted Government Contract.

         3.8. Assignment of Claims Act Notices. (a) Upon the occurrence and during the continuance of any of the conditions described in the first sentence of Section 1.1(c) of this Agreement, and if the Collateral Agent so directs the Assignor, the Assignor shall prepare and deliver to the Collateral Agent, with respect to each Government Contract to which the Assignor is a party on the date of such request, (i) a written notice of the assignment contained herein, each of which notices shall be in form and substance satisfactory to the Collateral Agent (each such notice, an "Assignment of Claims Act Notice") and (ii) an executed, attested and sealed (but undated) instrument of assignment, each of which instruments shall be in form and substance satisfactory to the Collateral Agent (each such instrument, an "Instrument of Assignment"). At any time after the occurrence and during the continuance of any of the conditions described in the first sentence of Section 1.1(c), the Assignor shall, upon five Business Days' notice from the Collateral Agent, file on behalf of the Collateral Agent an Assignment of Claims Act Notice (by certified mail, return receipt requested, or in such other manner acceptable to the Collateral Agent), together with three copies thereof and a true copy of the corresponding Instrument of Assignment, with each GC Notice Recipient with respect to each Government Contract of the Assignor as shall be designated from time to time by the Collateral Agent. The Assignor hereby further agrees that the Collateral Agent may at any time after the occurrence and during the continuance of any of the conditions described in the first sentence of Section 1.1(c) directly file the notices and instruments of assignment described in this Section 3.8.

         (b) The Assignor acknowledges and agrees that each Instrument of Assignment is supplemental to, and not in substitution for, the terms and provisions of this Agreement.

         3.9. Further Actions. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, or the GC Notice Recipients with respect to any Government Contract, from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.


                                   ARTICLE IV

                       SPECIAL PROVISIONS CONCERNING MARKS

         4.1. Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful exclusive owner of the Marks listed in Annex E hereto and that said listed Marks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office that the Assignor now owns in connection with its business. The Assignor represents and warrants that it owns or is licensed to use all Marks that it uses. The Assignor further warrants that it is aware of no third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any mark. The Assignor represents and warrants that it is the owner of record of all U.S. Trademark registrations and applications listed in Annex E hereto and that said registrations are valid, subsisting, have not been cancelled and that the Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Required Secured Creditors have so directed, any document which may be required by the U.S. Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

         4.2. Licenses and Assignments. Except as otherwise expressly permitted in the Credit Agreement, the Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent (which approval shall not be unreasonably withheld).

         4.3. Infringements. Except as otherwise expressly permitted in the Credit Agreement, the Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who, in any material respect, may be infringing or otherwise violating any of the Assignor's rights in and to any significant Mark, or with respect to any party claiming that the Assignor's use of any significant Mark violates in any material respect any property right of that party. The Assignor further agrees, unless otherwise agreed by the Collateral Agent, diligently to prosecute any Person infringing, in any material respect, any significant Mark.

         4.4. Preservation of Marks. Except as otherwise expressly permitted in the Credit Agreement, the Assignor agrees to use its significant Marks in interstate or foreign commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

         4.5. Maintenance of Registration. Except as otherwise explicitly permitted in the Credit Agreement, the Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its significant Marks pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent. The Assignor agrees to notify the Collateral Agent not later than 6 months prior to the dates on which the affidavits of use or the applications for renewal registration are due with respect to any significant Mark that the affidavits of use or the renewal is being processed.

         4.6. Future Registered Marks. If any Mark registration issues hereafter to the Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate the Assignor shall deliver a copy of such certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

         4.7. Remedies. If there shall occur and be continuing (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Required Secured Creditors have so directed, the Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of the Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of the Assignor in connection with which the Marks have been used; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change the Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                             PATENTS AND COPYRIGHTS

         5.1. Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful exclusive owner of all rights in the Patents listed in Annex F hereto and in the Copyrights listed in Annex G hereto, that said Patents include all the United States patents and applications for United States patents that such Assignor now owns and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications for United States copyrights that the Assignor now owns. The Assignor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under. The Assignor further warrants that it is aware of no third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Required Secured Creditors have so directed, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and record the same.

         5.2. Licenses and Assignments. Except as otherwise expressly permitted in the Credit Agreement, the Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent (which approval shall not be unreasonably withheld).

         5.3. Infringements. The Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Assignor with respect to any material infringement or other material violation of the Assignor's rights in any significant Patent or Copyright, or with respect to any claim that practice of any significant Patent or Copyright materially violates any property right of that party. The Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing, in any material respect, any significant Patent or Copyright.

         5.4. Maintenance of Patents. Except as otherwise expressly permitted in the Credit Agreement, at its own expense, the Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent.

         5.5. Prosecution of Patent Application. Except as otherwise expressly permitted in the Credit Agreement, at its own expense, the Assignor shall diligently prosecute all applications for United States patents listed in Annex F hereto and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

         5.6. Other Patents and Copyrights. Within 30 days of acquisition of a United States Patent or Copyright, or of filing of an application for a United States Patent or Copyright, the Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

         5.7. Remedies. If there shall occur and be continuing (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Required Secured Creditors have so directed, the Collateral Agent may by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of the Assignor in each of the Patents and Copyrights vested, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and the Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.


                                   ARTICLE VI

                     PROVISIONS CONCERNING ALL COLLATERAL

         6.1. Protection of Collateral Agent's Security. The Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. The Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at the Assignor's own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Assignor) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee), (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors and
(iv) shall be deposited with the Collateral Agent. If the Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if the Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Assignor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent may apply any proceeds of such insurance in accordance with Section 7.4. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

         6.2. Warehouse Receipts Non-negotiable. The Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         6.3. Further Actions. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

         6.4. Financing Statements. The Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay any applicable filing fees, recordation taxes and related expenses. The Assignor authorizes the Collateral Agent to file any such financing statements without the signature of the Assignor where permitted by law.


                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

         7.1. Remedies; Obtaining the Collateral Upon Default. The Assignor agrees that, if there shall have occurred and be continuing (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Required Secured Creditors have so directed, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may also:

                  (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor; and

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of the Assignor in respect of such Collateral; and

                  (c) withdraw all moneys, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4; and

                  (d) sell, assign or otherwise liquidate, or direct the Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                  (e) take possession of the Collateral or any part thereof, by directing the Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event the Assignor shall at its own expense:

                           (i) forthwith cause the same to be moved to the place
                  or places so designated by the Collateral Agent and there delivered to the Collateral Agent, and

                           (ii) store and keep any Collateral so delivered to
                  the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and

                           (iii) while the Collateral shall be so stored and
                  kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (f) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine; it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation.

         7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Assignor or any nominee of the Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent and the Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Collateral Agent need give the Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. The Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Assignor's expense.

         7.3. Waiver of Claims. Except as otherwise provided in this Agreement, THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Assignor hereby further waives, to the extent permitted by law:

                  (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

         7.4. Application of Proceeds. a)" \* MERGEFORMAT (a) All moneys collected by the Collateral Agent (or, to the extent a Mortgage to which the Company is a party requires proceeds of Collateral under such Mortgage to be applied in accordance with the provisions of this Agreement, the Mortgagee under such Mortgage) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (iv) and (v) of the definition of "Obligations";

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to
         Section 11.9(a) hereof, to the Assignor or to whomever may be lawfully entitled to receive such surplus.

         (b) For purposes of this Agreement (w) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (x) "Primary Obligations" shall mean (i) in the case of the Credit Agreement Obligations, all Obligations arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement and outstanding, and all Fees outstanding and unpaid at the relevant time, (ii) in the case of the Senior Note Obligations, all Obligations secured hereby arising out of or in connection with the principal of, and interest on, the New Senior Notes and the New Senior Exchange Notes and (iii) in the case of the Interest Rate Protection Obligations, all Obligations arising out of or in connection with (including, without limitation, as a direct obligor or a guarantor, as the case may be) Interest Rate Protection or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (y) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

         (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only)
(i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

         (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Paying Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Paying Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

         (e) Except as set forth in Section 7.4(d) hereof, all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Paying Agent under the Credit Agreement for the account of the Bank Creditors and (y) if to any other Secured Creditors (other than the Collateral Agent), to the trustee, paying agent or other similar representative (each a "Representative") for such Secured Creditors or, in the absence of such a Representative, directly to the other Secured Creditors.

         (f) For purposes of applying payments received in accordance with this
Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Paying Agent under the Credit Agreement and (ii) the Representative for any other Secured Creditors or, in the absence of such a Representative, upon the respective Secured Creditors for a determination (which the Paying

Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide, upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Representative for any Secured Creditor or directly from a Secured Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection or Other Hedging Agreements are in existence.

         (g) It is understood and agreed that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

Notwithstanding anything to the contrary in this Agreement, (i) all actions required or permitted to be taken under this Agreement by the Senior Noteholders shall be so taken only by the trustee under the indenture under which the Senior Notes were issued on behalf of the Senior Noteholders (the "Senior Notes Trustee") as directed by the Senior Noteholders and (ii) all payments required to be made with respect to the Senior Note Obligations shall be paid to the Senior Notes Trustee, and the Collateral Agent shall be entitled (but not required) to conclusively rely upon and act in accordance with any instructions from the Senior Notes Trustee subject to the terms and conditions of this Agreement and to assume that such instructions are being given in accordance with such indenture.

         7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or any other Secured Debt Document now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment. The Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually or as a group, directly or indirectly, to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby or to cause the Collateral Agent or the Required Secured Creditors to take or cause to be taken any action in respect of this Agreement (except as expressly contemplated hereby), it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent for the ratable benefit of all Secured Creditors upon the terms and conditions of this

Agreement, it being further understood and agreed that nothing in this Agreement shall affect the rights of the Secured Creditors to accelerate their respective Obligations in accordance with their respective Secured Debt Documents.

         7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

         7.7. Purchasers Of Collateral. Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of sale proceeds by the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.


                                  ARTICLE VIII

                                    INDEMNITY

         8.1. Indemnity. (a) The Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor (other than the Senior Noteholders) and their respective successors, assigns, employees, agents, servants and Representatives (including the Administrative Agent) hereunder (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Document or any other document executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no

Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 8.1(a), the Assignor agrees to pay, or reimburse, the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because the Assignor shall have failed to comply with its obligations under this Agreement or any other Secured Debt Document), any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

         (c) Without limiting the application of Section 8.1(a) or (b), the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement or any other Secured Debt Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Document.

         (d) If and to the extent that the obligations of the Assignor under this Section 8.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the full payment of all the New Senior Notes and the New Senior Exchange Notes issued under the Senior Note Documents, the termination of all Interest Rate Protection or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                  DEFINITIONS

                  The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Acceleration Event" shall mean the acceleration prior to the stated final maturity, or the failure to pay at the stated final maturity, of
(i) Obligations representing principal of, or interest on, extensions of credit (including, without limitation, all Letter of Credit Outstandings) pursuant to the Credit Agreement, (ii) Obligations representing principal of, or interest on, the New Senior Notes or the New Senior Exchange Notes or (iii) any Interest Rate Protection Obligations if such Interest Rate Protection Obligations aggregate at least $10,000,000 in amount, provided that, in each case, any such Acceleration Event shall cease to exist upon payment in full of the Obligations so accelerated or not paid.

                  "Administrative Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

                  "Assignment of Claims Act Notice" shall have the meaning provided in Section 3.8 of this Agreement.

                  "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bank Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Bankruptcy Default" shall mean any Default or Event of Default with respect to the Assignor pursuant to Section 10.05 of the Credit Agreement.

                  "Banks" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with the Collateral Agent for the benefit of the Secured Creditors.

                  "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Class" shall have the meaning provided in Section 11.2 to this Agreement.

                  "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

                  "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Contract Rights" shall mean all rights of the Assignor (including, without limitation, all rights to payment) under each Contract.

                  "Contracts" shall mean all contracts between the Assignor and one or more additional parties (including, without limitation, (i) each partnership agreement to which the Assignor is a party, (ii) any Interest Rate Protection or Other Hedging Agreements and (iii) any Government Contracts).

                  "Copyrights" shall mean any United States copyright which the Assignor now or hereafter has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by the Assignor.

                  "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

                  "Documentation Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by the Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Event of Default" shall mean any Event of Default at any time under, and as defined in, any of the Credit Agreement and the Senior Note Documents and any payment default (after the expiration of any applicable grace period) on any of the Obligations secured hereunder at such time.

                  "GC Notice Recipient" shall mean each (i) contracting officer, or the head of the respective U.S. government department or agency relating to such Government Contract, (ii) surety or sureties upon the bond or bonds, if any, relating to such Government Contract, and (iii) disbursing officer, if any, designated in such Government Contract to make payment.

                  "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York and shall in any event include all of the Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership agreement to which the Assignor is a party or with respect to any partnership of which the Assignor is a partner.

                  "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Government Contract" shall mean all Contracts between the Assignor and the United States of America or any agency or department thereof.

                  "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

                  "Instrument" shall have the meaning provided in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that "Instrument" shall not include any Pledged Note or other promissory note not required to be pledged pursuant to the Company Pledge Agreement.

                  "Instrument of Assignment" shall have the meaning provided in
Section 3.8 of this Agreement.

                  "Interest Rate Protection Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Interest Rate Protection Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production --from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor.

                  "Marks" shall mean any trademarks and service marks now held or hereafter acquired by the Assignor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by the Assignor in the United States and trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used.

                  "Notified Acceleration Event" shall mean any Acceleration Event with respect to which the Required Secured Creditors have given written notice to the Collateral Agent that a "Notified Acceleration Event" exists, provided that such written notice may only be given if such Acceleration Event is continuing and, provided further that any such Notified Acceleration Event shall cease to exist once there is no longer any Acceleration Event in existence.

                  "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Assignor to the Bank Creditors, now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents, and the due performance of, and compliance with, all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents by the Assignor (all such principal, interest, obligations, liabilities and indebtedness described in this clause (i) being herein collectively called the "Credit Agreement Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Assignor to the Interest Rate Protection Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection or Other Hedging Agreement (including, without limitation, all such obligations and liabilities of the Assignor under any guarantee by it of obligations pursuant to any Interest Rate Protection or Other Hedging Agreement), and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Assignor (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the "Interest Rate Protection Obligations"); (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all (x) principal of and interest on the New Senior Notes and the New Senior Exchange Notes and (y) other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Assignor to the Senior Noteholders, whether now existing or hereafter incurred under, arising out of or in connection with the New Senior Notes, the New Senior Exchange Notes and the other Senior Note Documents, and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Assignor (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the "Senior Note Obligations"); (iv) (x) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral in a manner not in violation of the terms hereof and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of this Agreement except for those resulting solely from the Collateral Agent's own gross negligence or willful misconduct; (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clauses
(i) through (iv) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 8.1 of this Agreement. It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

                  "Original Company Security Agreement" shall have the meaning provided in the fourth WHEREAS clause of this Agreement.

                  "Other Undisclosed Inventory" shall mean all Undisclosed Inventory under and as defined in the Subsidiaries Security Agreement.

                  "Patents" shall mean any United States patent to which the Assignor now or hereafter has title or license to use, as well as any application for a United States patent now or hereafter made by the Assignor.

                  "Permitted Filings" shall have the meaning provided in Section
2.1 of this Agreement.

                  "Pledged Securities" shall have the meaning provided in the Company Pledge Agreement.

                  "Primary Obligations" shall have the meaning provided in
Section 7.4(b) of this Agreement.

                  "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

                  "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor and, in any event, shall include, but shall not be limited to, all of the Assignor's rights to payment for goods sold or leased or services performed by the Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Assignor to secure the foregoing, (b) all of the Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers,
(g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing; provided that "Receivables" shall not include any Pledged Note or other promissory note not required to be pledged pursuant to the Company Pledge Agreement.

                  "Representative" shall have the meaning provided in Section
7.4 of this Agreement.

                  "Required Secured Creditors" shall have the meaning provided in Section 10.4(a) to this Agreement.

                  "Requisite Class Creditors" shall have the meaning provided in
Section 11.2 to this Agreement.

                  "Restricted Government Contract" shall mean any Government Contract which by its terms prohibits the assignment of Receivables arising thereunder.

                  "Secondary Obligations" shall have the meaning provided in
Section 7.4(b) of this Agreement.

                  "Secured Creditors" shall have the meaning provided in Section
1.1 of this Agreement.

                  "Secured Debt Documents" shall mean this Agreement, any other Credit Document, any Interest Rate Protection or Other Hedging Agreement and any Senior Note Documents, in each case to the extent then in effect and subject to the security interest granted hereby, collectively.

                  "Senior Noteholders" shall have the meaning provided in the third WHEREAS clause of this Agreement.

                  "Senior Note Documents" shall have the meaning provided in the third WHEREAS clause of this Agreement.

                  "Senior Note Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Syndication Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Termination Date" shall have the meaning provided in Section 11.9(a) of this Agreement.


                                    ARTICLE X

                              THE COLLATERAL AGENT

         10.1. Appointment. The Secured Creditors, by their acceptance of the benefits of this Agreement hereby irrevocably designate Bankers Trust Company, as Collateral Agent, to act as specified herein. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of this Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement and any instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

         10.2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent (in such capacity) shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Document a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein.

         (b) The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

         (c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Assignor of any of the covenants or agreements contained in this Agreement, any other Credit Document or any other Secured Debt Document.

         (d) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any Credit Document if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

         (e) Notwithstanding any other provision of this Agreement, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own gross negligence or willful misconduct.

         10.3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or at any time or times thereafter. The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or the security interests granted hereunder or the financial condition of the Assignor or any Subsidiary of the Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, or the financial condition of the Assignor or any Subsidiary of the Assignor, or the existence or possible existence of any Default or Event of Default. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Assignor thereto or as to the security afforded by this Agreement.

         10.4. Certain Rights of the Collateral Agent. a)" \* MERGEFORMAT (a) No Secured Creditor shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent to take any such action, it being understood and agreed that nothing in this Agreement shall affect the rights of the Secured Creditors to accelerate their respective Obligations in accordance with their respective Secured Debt Documents. If the Collateral Agent shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with this Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors. As used herein, the term "Required Secured Creditors" shall mean the Required Banks (or, to the extent required by

Section 13.12 of the Credit Agreement, all of the Banks). Notwithstanding anything to the contrary contained in the immediately preceding sentence, if at any time the principal of any Obligations secured hereby has been accelerated, or the final maturity date with respect to any such principal Obligations has occurred, and as a result thereof one or more payment Events of Default (where the aggregate principal amount of such Obligations accelerated or not paid at final maturity equals or exceeds $100,000,000), which payment Events of Default shall have continued in existence for at least 90 consecutive days after the date of such acceleration or final maturity, and the Required Secured Creditors at such time (determined without regard to this sentence) have not directed the Collateral Agent to commence enforcement proceedings pursuant to this Agreement, then so long as such payment Event of Default is continuing the Secured Creditors holding at least a majority of the outstanding Obligations secured hereby subject to such payment Event of Default shall constitute the Required Secured Creditors for purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to this Agreement, provided that in such event the Secured Creditors which would constitute the Required Secured Creditors in the absence of this sentence shall have the right to direct the manner and method of enforcement so long as such directions do not materially delay or impair the taking of enforcement action.

         (b) Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Collateral Agent may be, contrary to this Agreement, any Secured Debt Document or applicable law.

         10.5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Security Documents and its duties thereunder and hereunder, upon advice of counsel selected by it.

         10.6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignor under this Agreement, the Secured Creditors (other than the Senior Noteholders) will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the stated amount of outstanding letters of credit and any unreimbursed drawings in respect of letters of credit, as well as any unpaid Primary Obligations in respect of Interest Rate Protection or Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of this Agreement except for those resulting solely from the Collateral Agent's own gross negligence or willful misconduct. The indemnities set forth in this Article X shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of this Agreement. The indemnities set forth in this
Article X are in addition to any indemnities provided by the Banks to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Banks shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section
10.6 from the Secured Creditors (other than the Senior Noteholders) (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent, the respective Banks who paid same shall be subrogated to the rights of the Collateral Agent to receive payment from such Secured Creditors).

         10.7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a "Bank", an "Agent" or an "Administrative Agent", as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Banks," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with the Assignor or any Affiliate or Subsidiary of the Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignor for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

         10.8. Holders. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or Note issued in exchange therefor.

         10.9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving 15 Business Days' prior or written notice to the Assignor and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

         (b) If a successor Collateral Agent shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent of the Assignor, which consent shall not be unreasonably withheld, shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

         (c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 15th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by the Assignor to consent to the appointment of such a successor Collateral Agent, the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

         10.10. Fees and Expenses of Collateral Agent. (a) The Assignor (by its execution and delivery hereof) hereby agrees that it shall pay to Bankers Trust Company as the original Collateral Agent, such fees as have been separately agreed to in writing with Bankers Trust Company for acting as Administrative Agent and as Collateral Agent hereunder. In the event a successor Collateral Agent is at any time appointed pursuant to the preceding Section 10.9, the Assignor hereby agrees to pay such successor Collateral Agent such fees for acting as such as would customarily be charged by such Collateral Agent for acting in such capacity in similar situations. Absent manifest error, the determination by a successor Collateral Agent of the fees owing to it shall be conclusive and binding upon the Assignor.

         (b) In addition, the Assignor agrees to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with this Agreement and any actions taken by the Collateral Agent hereunder, and agrees to pay all costs and expenses of the Collateral Agent in connection with the enforcement of this Agreement and the documents and instruments referred to herein (including, without limitation, reasonable fees and disbursements of counsel for the Collateral Agent).


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

         (a) if to the Assignor, at:

                      Coltec Industries Inc
                      3 Coliseum Center
                      2550 West Tyvola Road
                      Charlotte, North Carolina  28217
                      Attention:  Thomas B. Jones, Jr.
                      Telephone:  (704) 423-7052
                      Facsimile:  (704) 423-7127

         (b) if to the Collateral Agent:

                      Bankers Trust Company
                      One Bankers Trust Plaza
                      130 Liberty Street
                      New York, New York  10006
                      Attention:  Mary Kay Coyle
                      Telephone:  (212) 250-9094
                      Facsimile:  (212) 250-7200

                  (c) if to any Bank Creditor (other than the Collateral Agent), either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (d) if to any other Secured Creditor, either (x) to the Representative for such Secured Creditor, at such address as such Representative may have provided to the Assignor and the Collateral Agent from time to time, or (y) in the absence of such a Representative directly to such Secured Creditor at such address as such Secured Creditor shall have specified in writing to the Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         11.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the written consent of the Required Banks (or all the Banks if required by Section
13.12 of the Credit Agreement)); provided, however, that any change, waiver, modification or variance materially adversely affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Class Creditors (as defined below) of such affected Class; provided, further, that any Class shall not be considered to be affected differently from any other Class due to the Obligations of any such other Class being paid, repaid, refinanced, renewed or extended and the Collateral being released, in whole or in part (whether by action of such other Class or otherwise), as security for such Class and such other Class. Notwithstanding anything to the contrary contained above, it is understood and agreed that the Required Banks may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof). For the purpose of this Agreement, the term "Class" shall mean, at any time, each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., (x) the Bank Creditors as holders of the Credit Agreement Obligations secured hereby, (y) the Senior Noteholders as the holders of Senior Note Obligations secured hereby or
(z) the Interest Rate Protection Creditors as the holders of the Interest Rate Protection Obligations secured hereby; provided that, without limiting the foregoing, it is expressly acknowledged and agreed that other creditors may be added as "Secured Creditors" hereunder (either as part of an existing Class of creditors or as a newly created Class) with the consent of the Required Secured Creditors, and that such addition shall not require the written consent of the Requisite Class Creditors of the various Classes. For the purpose of this Agreement, the term "Requisite Class Creditors" of any Class shall mean each of
(i) with respect to the Credit Agreement Obligations, the Required Banks and
(ii) with respect to any other Obligations, the holders of at least a majority of all Obligations outstanding from time to time.

         11.3. Obligations Absolute. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Document except as specifically set forth in a waiver granted pursuant to
Section 11.2 hereof; (c) any renewal of, extension of, amendment to or modification of any Secured Debt Document or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not the Assignor shall have notice or knowledge of any of the foregoing.

         11.4. Successors and Assigns. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns, provided that the Assignor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent (with the consent of the Required Secured Creditors). All agreements, statements, representations and warranties made by the Assignor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection or Other Hedging Agreements, regardless of any investigation made by the Secured Creditors or on their behalf.

         11.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         11.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         11.8. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

         11.9. Termination; Release. a)" \* MERGEFORMAT (a) After the Termination Date (as defined below), without any action on the part of any Secured Creditor, this Agreement shall terminate and be of no further force or effect (provided that all indemnities set forth herein including, without limitation, in Section 10.6 hereof shall survive any such termination) and the Collateral Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent hereunder. As used in this Agreement, "Termination Date" shall mean the first to occur of (i) that date upon which the Total Commitment and all Interest Rate Protection or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding, all Letters of Credit have been terminated and all other Credit Agreement Obligations (excluding normal continuing indemnity obligations which survive in accordance with their terms, so long as no amounts are then due and payable in respect thereof) then owing by the Assignor have been paid in full, (ii) that date upon which the Collateral is automatically released pursuant to the first sentence of Section 26 of Part I of the Fifth Amendment to Credit Agreement or the Administrative Agent directs the Collateral Agent to release the Collateral pursuant to the second sentence of
Section 26 of Part I of the Fifth Amendment to the Credit Agreement and (iii) that date upon which the Credit Documents are amended to release all Collateral subject to this Agreement.

         (b) It is expressly acknowledged and agreed that the Collateral may be sold from time to time to the extent permitted by, and in accordance with the terms of, the Credit

Agreement. In addition, it is expressly acknowledged and agreed that any or all of the Collateral may be released by the Collateral Agent acting at the direction of the Required Secured Creditors. Upon any sale of the type described in the second preceding sentence or release of any such Collateral as provided in the immediately preceding sentence, the Collateral Agent shall, at the request and expense of the Assignor, and without the further consent of, or liability to, any Secured Creditor, release such Collateral and execute and deliver to the Assignor a proper instrument or instruments acknowledging the release of such Collateral from this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) the Collateral being sold or released as described above. Notwithstanding anything to the contrary contained above in this Section 11.9(b), in the event the Senior Notes Trustee shall have notified the Collateral Agent in writing that the Senior Note Obligations have been accelerated in accordance with the terms of the Senior Note Documents (and (x) the Senior Note Obligations have not been paid in full and (y) the respective acceleration has not been rescinded), the Collateral Agent shall not thereafter release any Collateral pursuant to this Section 11.9(b) or consent to any termination of this Agreement, except in each case with the prior written consent of the Senior Noteholders holding a majority of the then outstanding Senior Note Obligations secured hereby (or following the payment in full of the Senior Note Obligations or the rescission of the respective acceleration).

         (c) At any time that the Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 11.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to Section 11.9(a) or (b), and the Collateral Agent shall be entitled (but not required) to conclusively rely thereon. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Assignor shall furnish appropriate legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this
Section 11.9. Upon any release of Collateral pursuant to Section 11.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

         11.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Assignor and the Collateral Agent.

         11.11. Amendment and Restatement. Upon the execution and delivery of this Agreement by the parties hereto, the Original Company Security Agreement shall be amended, restated and superseded in its entirety by this Agreement, effective as of the date hereof, with all rights, obligations and security interests created under or granted pursuant to the Original Company Security Agreement continuing from the date thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


ADDRESSES

3 Coliseum Center                             COLTEC INDUSTRIES INC,
2550 West Tyvola Road                             as Assignor
Charlotte, NC  28217
Attention:  Thomas B. Jones, Jr.
                                              By /s/ THOMAS B. JONES, JR.
                                                --------------------------------
                                                  Title: Vice President and
                                                         Treasurer


One Bankers Trust Plaza                       BANKERS TRUST COMPANY,
130 Liberty Street                                as Collateral Agent
New York, New York  10006
Attention:  Mary Kay Coyle
                                              By /s/ ANTHONY LOGRIPPO
                                                --------------------------------
                                                  Title: Vice President

                                                              ANNEX A
                                                                 To
                                                      Company Security Agreement
                                                      --------------------------


                          SCHEDULE OF PERMITTED FILINGS
                          -----------------------------


                      Secured                               Original               Description
Location             Party/ies          Number              File Date             of Collateral         Permitted

                                     ANNEX B
                                       to
                           COMPANY SECURITY AGREEMENT

                          SCHEDULE OF RECORD LOCATIONS


Assignor                                             Location                                             County
--------                                             --------                                             ------
Coltec Industries Inc                                Three Coliseum Centre                                Mecklenburg
                                                     2550 West Tyvola Road
                                                     Charlotte, NC  28217

DIVISIONS

1.  Chandler Evans Control                           Charter Oak Boulevard                                Hartford
       Systems Division                              P. O. Box 330651
                                                     W. Hartford, CT  06133-0651

2.  Coltec Specialty Products                        9426 Old Katy Rd.                                    Harris
       Division                                      Houston, TX  77055

         a.  Specialty Products - Burnet             101 John Kelly Drive                                 Burnet
                                                     Burnet, TX  78611

         b.  Repro-Lon-Burnet                        203 Repro Drive                                      Burnet
                                                     Burnet, TX  78611

         c. Freeport Facility                        1404 N. Ave. J                                       Brazoria
                                                     Freeport, TX  77541

3.  Delavan Spray Technologies                       4115 Corporate Center Dr.                            Union
                                                     Monroe, NC  28110

         a.  Delavan Fuel Metering                   P. O. Box 969                                        Bamberg
                                                     U.S. Highway 301 South
                                                     Bamberg, SC  29003

4.  Fairbanks Morse Engine Division                  701 White Avenue                                     Rock
                                                     Beloit, WI  53511

         a.  Fairbanks Morse Engine                  Northwoods Industrial Park West                      Harris
               Division Houston Facility             12253 F.M. 529
                                                     Houston, TX  77041

Assignor                                             Location                                             County
--------                                             --------                                             ------
         b.  Fairbanks Morse Engine                  630 Tidewater Dr.                                    Independ.
                Division                             Norfolk, VA  23504                                   City of
                                                                                                          Norfolk

         c.  Fairbanks Morse Engine                  18926 13th Place South                               King
                Division                             Seattle, WA  98148

5.  Garlock Helicoflex                               2770 The Boulevard                                   Richland
                                                     P. O. Box 9889
                                                     Columbia, SC  29209

6.  Lewis Engineering                                238 Water Street                                     New Haven
                                                     Naugatuck, CT  06770-0231

         a.  Delavan Process Instrumentation         11 Rado Drive                                        New Haven
                                                     P. O. Box 559
                                                     Naugatuck, CT  06770-0559

7.  Menasco Aerospace Texas                          4000 South Highway 157                               Tarrant
                                                     Euless, TX  76040-7012

8.  Quincy Compressor Division                       3501 Wismann Lane                                    Adams
                                                     Quincy, IL  62301-3116

         a.  Bay Minette                             701 North Dobson Ave.                                Baldwin
                                                     Bay Minette, AL  36507-3174

9.  Sterling Die Operation                           13811 Enterprise Avenue                              Cuyahoga
                                                     Cleveland, OH  44135-5196

                                                              ANNEX B
                                                                 to
                                                      Company Security Agreement




                          SCHEDULE OF RECORD LOCATIONS


Location                                                                County
--------                                                                ------

                                                              ANNEX C
                                                                 to
                                                      Company Security Agreement





                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS


ADDRESS                            STATE                           COUNTY
-------                            -----                           ------

                                                               ANNEX D
                                                                 to
                                                      Company Security Agreement




                  SCHEDULE OF TRADE, FICTITIOUS AND OTHER NAMES

                                                               ANNEX E
                                                                 to
                                                      Company Security Agreement



                                SCHEDULE OF MARKS

                                                             ANNEX F
                                                                to
                                                      Company Security Agreement



                      SCHEDULE OF PATENTS AND APPLICATIONS


Patent Number                                               Date Issued
(Application)                                               (Applied)
-------------                                               ---------

                                                              Annex F
                                                                to
                                                      Company Security Agreement

                                                              Annex G
                                                                to
                                                      Company Security Agreement





                     SCHEDULE OF COPYRIGHTS AND APPLICATIONS

                                     ANNEX C
                                       to

                           COMPANY SECURITY AGREEMENT

                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATION


Assignor                                             Location                                    County
--------                                             --------                                    ------
Coltec Industries Inc                                Three Coliseum Centre                       Mecklenburg
                                                     2550 West Tyvola Road
                                                     Charlotte, NC  28217

DIVISIONS

Chandler Evans Control                               Charter Oak Boulevard                       Hartford
  Systems Division                                   P. O. Box 330651
                                                     W. Hartford, CT  06133-0651

Coltec Specialty Products                            9426 Old Katy Rd.                           Harris
  Division                                           Houston, TX  77055

         a.  Specialty Products - Burnet             101 John Kelly Drive                        Burnet
                                                     Burnet, TX  78611

         b.  Repro-Lon-Burnet                        203 Repro Drive                             Burnet
                                                     Burnet, TX  78611

         c. Freeport Facility                        1404 N. Ave. J                              Brazoria
                                                     Freeport, TX  77541

Delavan Spray Technologies                           4115 Corporate Center Dr.                   Union
                                                     Monroe, NC  28110

         a.  Delavan Fuel Metering                   P. O. Box 969                               Bamberg
                                                     U.S. Highway 301 South
                                                     Bamberg, SC  29003

Fairbanks Morse Engine Division                      701 White Avenue                            Rock
                                                     Beloit, WI  53511

         a.  Fairbanks Morse Engine                  Northwoods Industrial Park West             Harris
               Division Houston Facility             12253 F.M. 529
                                                     Houston, TX  77041

         b.  Fairbanks Morse Engine                  630 Tidewater Dr.                           Independ.
                Division                             Norfolk, VA  23504                          City of
                                                                                                 Norfolk

         c.  Fairbanks Morse Engine                  18926 13th Place South                      King
                Division                             Seattle, WA  98148

Garlock Helicoflex                                   2770 The Boulevard                          Richland
                                                     P. O. Box 9889
                                                     Columbia, SC  29209

Lewis Engineering                                    238 Water Street                            New Haven
                                                     Naugatuck, CT  06770-0231

         a.  Delavan Process Instrumentation         11 Rado Drive                               New Haven
                                                     P. O. Box 559
                                                     Naugatuck, CT  06770-0559

Menasco Aerospace Texas                              4000 South Highway 157                      Tarrant
                                                     Euless, TX  76040-7012

Quincy Compressor Division                           3501 Wismann Lane                           Adams
                                                     Quincy, IL  62301-3116

         a.  Bay Minette                             701 North Dobson Ave.                       Baldwin
                                                     Bay Minette, AL  36507-3174

Sterling Die Operation                               13811 Enterprise Avenue                     Cuyahoga
                                                     Cleveland, OH  44135-5196

                                     ANNEX D
                                       to
                           COMPANY SECURITY AGREEMENT

                  SCHEDULE OF TRADE, FICTITIOUS AND OTHER NAMES


         Divisions of the Company

         Chandler Evans Control Systems
         Delavan Spray Technologies
         Fairbanks Morse Engine
         Lewis Engineering
         Menasco Aerospace Texas
         Quincy Compressor
         Sterling Die
         Coltec Specialty Products
         Tex-O-Lon
         Repro-Lon
         Garlock Helicoflex

         Operations of the Company

         None

                                                                         Annex E

                                       TO
                           COMPANY SECURITY AGREEMENT

             UNITED STATES TRADEMARK REGISTRATIONS AND APPLICATIONS
                         OWNED BY COLTEC INDUSTRIES INC

Registration No.                      Registration Date                         Mark
----------------                      -----------------                         ----
      1,595,097                       May 8, 1989                        AUTOCOACH

        845,374                       March 5, 1968                      CENTRI-VAC

      1,504,797                       September 20, 1988                 CONTENDER

      1,656,150                       September 10, 1991                 DEMAND-A-MATIC

      1,050,018                       October 12, 1976                   DOMINATOR

      1,133,503                       April 22, 1980                     DOMINATOR

      1,118,641                       May 22, 1979                       ECONOMASTER

      1,896,777                       May 30, 1995                       ENVIRO DESIGN

      1,297,367                       September 25, 1984                 FAIRBANKS MORSE

      1,874,506                       January 17,1995                    FMD

      1,595,098                       May 8, 1990                        FUELCOACH

      1,020,361                       September 16, 1975                 HOLLEY

      1,021,903                       October 17, 1975                   HOLLEY

      1,062,188                       March 29, 1977                     HOLLEY

      1,120,891                       June 26, 1979                      HOLLEY

        188,941                       September 9, 1924                  HOLLEY

      1,844,076                       July 12, 1994                      HOLLEY

      1,712,058                       September 8, 1992                  IQ-500

      1,754,899                       March 2, 1993                      IQ-750

                                                                         ANNEX E
                                                                          Page 2

        858,916                       October 22, 1968                   LE

      1,353,694                       August 13, 1985                    MASTER-FIT

      1,270,570                       March 20, 1984                     MEP & DESIGN

      1,016,317                       July 22, 1975                      M/T

        658,999                       March 4, 1978                      MOLONEY

        700,479                       July 5, 1960                       PEP

      1,553,662                       August 29, 1989                    PRO DOMINATOR

      1,778,849                       June 29, 1993                      PRO-JECTION

      1,655,245                       September 3, 1991                  QA

      1,654,761                       August 27, 1991                    QE

      1,676,566                       February 25, 1992                  QQ

      1,821,009                       February 15, 1994                  QR-25

      1,654,763                       August 27, 1991                    QRD

      1,654,762                       August 27, 1991                    QSI

      1,821,010                       February 15, 1994                  QTS

      1,821,011                       February 15, 1994                  QT

      1,578,649                       January 23, 1990                   QUANTUM

      1,824,058                       March 1, 1994                      QUINC-CIP

      1,874,995                       January 24, 1995                   QUINSYN-F

      1,955,520                       February 13, 1996                  QUINSYN

      1,657,165                       September 17, 1991                 QUINCY

      1,656,010                       September 10, 1991                 QUINCY AIR MASTER

        578,458                       August 11, 1953                    QUINCY COMPRESSORS

                                                                         ANNEX E
                                                                          Page 3

      1,159,708                       July 7, 1981                       RENEW KIT

      1,066,680                       May 31, 1977                       STREET DOMINATOR

      1,050,017                       October 12, 1976                   STRIP DOMINATOR

      1,658,217                       September 24, 1991                 THE ENGINE BUILDER

      1,750,137                       February 2, 1993                   THE PRIDE AND THE POWER

      1,557,635                       September 26, 1989                 TRICK KIT

      1,730,640                       November10, 1992                   VOLUMAX

      2,132,398                       January 27, 1998                   Ortman Logo


Pending Applications:

Serial No.                            Filing Date                        Mark
----------                            -----------                        ----
75/009,602                            October 16, 1995                   HOLLEY

75/070,904                            March 11, 1996                     POWER$YNC

75/319,517                            July 3, 1997                       Q-SERV

75/249,484                            February 28, 1997                  Q911

75/249,485                            February 28, 1997                  QUIN-C-BLUE

75/349,741                            September 2, 1997                  DOMINATOR

75/349,914                            August 28, 1997                    STRIP DOMINATOR

75/400,240                            December 4, 1997                   QQ & Design

75/400,584                            December 5, 1997                   MENASCO

                                                                         Annex F
                                                                              to
                                                      Company Security Agreement


                                      None

                                                                         Annex G
                                                                              to
                                                      Company Security Agreement


                  UNITED STATES PATENTS AND PATENT APPLICATIONS

                         OWNED BY COLTEC INDUSTRIES INC

Patent No.                            Issue Date                         Title
----------                            ----------                         -----
4,193,947                             03/18/80                           Carbureting Discharge Means

4,197,822                             04/15/80                           Circuit Means and Apparatus for
                                                                         Controlling the Air-Fuel Ratio Supplied
                                                                         to a Combustion Engine

4,213,735                             07/22/80                           Constant Flow Centrifugal Pump

4,223,749                             09/16/80                           Pulse Generating Means

4,223,651                             09/23/80                           Solenoid Vacuum Control Valve
                                                                         Means and Apparatus for Controlling the
                                                                         Air-Fuel Ratio Supplied to a Combustion
                                                                         Engine

4,224,908                             09/30/80                           Apparatus and System for
                                                                         Controlling the Air-Fuel Ration Supplied
                                                                         to a Combustion Engine

4,225,536                             09/30/80                           Power Valve

4,230,645                             10/28/80                           Induction Passage Structure

4,232,372                             12/04/80                           Positive and Negative Acceleration
                                                                         Responsive Means and System

4,246,875                             01/27/81                           Apparatus and System for Controlling the
                                                                         Air-Fuel Ratio Supplied to a Combustion
                                                                         Engine

4,246,929                             01/27/81                           Temper Proof Idle Adjusting Screws.

4,247,263                             01/27/81                           Pump Assembly Including Vane and Impeller

4,258,317                             03/24/81                           Combination Analog-Digital Indicator

                                                                         ANNEX G
                                                                          Page 2

4,269,062                             05/26/81                           Method for Gauging Fluid Flow

4,283,353                             08/11/81                           Tamper Proof Sealing Plug

4,289,460                             09/15/81                           Bearing Lubricating System for Gear Pump

4,294,282                             10/13/81                           Apparatus and System for Controlling the
                                                                         Air-Fuel Ratio Supplied to a Combustion
                                                                         Engine

4,302,931                             12/01/81                           Fuel Flow Limiting Device

4,306,441                             12/22/81                           Method and Apparatus for Manufacturing
                                                                         and Forming Engine Induction Passage
                                                                         Venturi

4,307,451                             12/22/81                           Backup Control

4,318,214                             03/09/82                           Method and Apparatus for Manufacturing
                                                                         and Forming Engine Induction Passage
                                                                         Venturi

4,325,339                             04/20/82                           Apparatus and System for Controlling the
                                                                         Air-Fuel Ratio Supplied to a Combustion
                                                                         Engine

4,354,809                             10/19/82                           Fixed Displacement Vane Pump with Pumping

4,357,283                             11/02/82                           Carburetor

4,361,073                             11/30/82                           Sub Critical Control Mechanism

4,393,651                             07/19/83                           Fuel Control Method and Apparatus

4,395,441                             07/26/83                           Method of Coating Liquid Penetrable
                                                                         Articles with Polymeric Dispersions

4,408,418                             10/11/83                           Through Feed Cylindrical Dies

4,408,953                             10/11/83                           High Performance Centrifugal Pump

4,408,961                             10/11/83                           Jet Pump with Integral Pressure Regulator

                                                                         ANNEX G
                                                                          Page 3

4,415,855                             11/15/83                           Combination Analog-Digital Indicator

4,417,734                             11/29/83                           Shaft Seal Assembly

4,423,593                             01/03/84                           Fuel Control for Controlling Helicopter
                                                                         Rotor/Turbine Acceleration

4,434,762                             03/06/84                           Apparatus and System for Controlling the
                                                                         Air-Fuel Ratio Supplied to a Combustion
                                                                         Engine

4,434,763                             03/06/84                           Apparatus and System for Controlling the
                                                                         Air-Fuel Ratio Supplied to a Combustion
                                                                         Engine

4,453,378                             06/12/84                           Torsional Mode Suppressor

4,454,754                             06/19/84                           Engine Failure Detection

4,462,268                             07/31/84                           Anti-Twist Throttle Lever

4,464,895                             08/14/84                           Gas Turbine Engine Starting Technique
                                                                         and Control

4,465,640                             08/14/84                           Adjustable Choke Linkage Means

4,466,526                             08/21/84                           Helicopter Engine Control with Dela
                                                                         Anticipator

4,467,640                             08/28/84                           Gas Turbine Engine Power Availability
                                                                         Measurement

4,470,118                             09/04/84                           Gas Turbine Engine Fuel Control

4,478,038                             10/23/84                           Manual Training Mode for Fuel Control

4,483,508                             11/20/84                           Gradient Power Valve Assembly

4,487,548                             12/11/84                           Centrifugal Main Fuel Pump Having
                                                                         Starting Element

4,488,236                             12/11/84                           Helicopter Cruise Fuel Conserving Engine
                                                                         Control

                                                                         ANNEX G
                                                                          Page 4

4,490,791                             12/25/84                           Adaptive Gas Turbine Acceleration Control

4,493,465                             01/15/85                           Helicopter Engine Torque Compensator

4,493,623                             01/15/85                           Oil Lube Drive Shaft for Fuel Pump

4,500,268                             02/19/85                           Rotary Pump Having Brake Means with
                                                                         Thermal Fuse

4,500,966                             02/19/85                           Super Contingency Aircraft Engine Control

4,502,842                             03/05/85                           Multiple Compressor Controller

4,529,361                             07/16/85                           Vane Pump with Spokes with U-Shaped Vanes

4,537,025                             08/27/85                           Electronic Fuel Control with Manual Train

4,546,539                             10/15/85                           Dies for Producing Swedge Form Thread

4,556,032                             12/03/85                           Adapter Means for Creating an Open Loop
                                                                         Manually Adjustable Apparatus and System
                                                                         for Selectively Controlling the Air-Fuel
                                                                         Ratio Supplied to a Combustion Engine

4,558,673                             12/17/85                           Electronic Ignition System For Internal
                                                                         Combustion Engines

4,573,376                             03/04/86                           Method of Producing Thread Die

4,576,033                             03/18/86                           Thread Rolling Die Construction

4,578,945                             04/01/86                           Limiter for Gas Turbine Fuel Control

4,605,235                             08/12/86                           Shaft Seal Assembly for Fuel Pumps

4,608,820                             09/02/86                           Dual Stepper Motor Actuator

                                                                         ANNEX G
                                                                          Page 5

4,608,880                             09/02/86                           Push Pull Multiplier Linkage

4,611,093                             09/09/86                           Electric Bushing Having Replaceable Stud

4,628,797                             12/16/86                           Rotary Actuator

4,629,394                             12/16/86                           Centrifugal Pump with Low Flow Diffuser

4,631,947                             12/30/86                           Thread Rolling Dies

4,643,635                             02/17/87                           Vapor Core Pump with Impeller

4,666,348                             05/19/87                           Cutter for Thread Rolling Dies

4,669,735                             06/02/87                           Fail Safe High Pressure Seal

4,681,178                             06/21/87                           Vehicular Intake Scoop

4,711,619                             12/08/87                           Fuel Pump with Reduced Displacement

4,713,954                             12/22/87                           Self Pointing Thread Rolling Dies

4,716,751                             01/05/88                           Non-Slip Thread Rolling Dies

4,736,155                             04/05/88                           Transducer Temperature Control

4,736,331                             04/05/88                           Helicopter Hover Indicator

4,754,927                             07/05/88                           Control Vanes

4,793,133                             12/27/88                           Manual Backup/Fuel Control

4,793,219                             12/27/88                           Method of Manufacturing Thread Rolling
                                                                         Dies

4,804,313                             02/14/89                           Side Channel Fuel Pump

4,873,955                             10/17/89                           Idle Air Flow Shutoff Valve

4,929,260                             05/29/90                           Adjustable Air Cleaner Fastening Assembly

4,969,444                             11/13/90                           Transfer System for Comb Engine Fuel

                                                                         ANNEX G
                                                                          Page 6

5,010,487                             04/23/91                           Engine Diagnostic Program

5,012,780                             05/07/91                           Stand Alone Fuel Injection System

5,020,316                             06/04/91                           Helicopter Control with Decay
                                                                         Anticipation

5,230,952                             06/27/93                           Improved Friction Material

5,208,540                             05/04/93                           Ignition Performance Monitor and
                                                                         Monitoring Method for Capacitive
                                                                         Discharge Ignition Systems

5,297,520                             03/29/94                           Fuel Supply System With High Turn Down
                                                                         Ratio

5,367,875                             11/29/94                           Automated Catalytic Reduction System

Des.348,429                           07/05/94                           Insulating Cover for Pole Bracket
                                                                         Supports

5,413,466                             5/9/95                             Unified Fuel Pump Assembly

5,490,387                             2/13/96                            Flame-Out Resistant Fuel Pumping System

5,545,014                             8/13/96                            Variable Displacement Vane Pump,
                                                                         Component Parts and Method

5,545,018                             8/13/96                            Variable Displacement Vane Pump Having
                                                                         Floating Ring Seal

5,551,404                             9/3/96                             Fuel Injection System For Marine Engines

5,556,271                             9/17/96                            Valve System for Capacity Control of a
                                                                         Screw Compressor and Method of
                                                                         Manufacturing Such Valves

5,694,682                             12/9/97                            Valve System for Capacity Control of a
                                                                         Screw Compressor and Method of
                                                                         Manufacturing Such Valves

                                                                         ANNEX G
                                                                          Page 7

5,713,724                             2/3/98                             System and Methods for Controlling
                                                                         Rotary Screw Compressors

5,716,201                             2/10/98                            Variable Displacement Vane PumpWith Vane
                                                                         Tip Relief

5,726,891                             3/10/98                            Surge Detection System Using Engine
                                                                         Signature

5,733,109                             3/31/98                            Variable Displacement Vane PumpWith
                                                                         Regulated Vane Loading

                                                                         ANNEX G
                                                                          Page 8

Pending Applications:

Serial No.                            Filing Date                        Description
----------                            -----------                        -----------
08/500,297                            July 10, 1995                      Variable Displacement Vane Pump
                                                                         Adjustable By Low Actuation Loads

08/509,400                            July 31, 1995                      Variable Displacement Vane Pump Having
                                                                         Cam Seal With Seal Land

08/544,374                            October 17, 1995                   Low Actuation Friction Cam Seal

08/890,144                            July 9, 1997                       Floating Wrist Pin for Piston Assembly

08/946,635                            October 8, 1997                    System and Methods for Controlling
                                                                         Rotary Screw Compressors

08/960,388                            October 29, 1997                   Method and Apparatus for Adjusting the
                                                                         Rotors of a Rotary Screw Compressor

                                                                         Annex H
                                                                              to
                                                      Company Security Agreement


                      UNITED STATES COPYRIGHT REGISTRATIONS
                         OWNED BY COLTEC INDUSTRIES INC

Registration No.                      Effective Date                            Description
----------------                      --------------                            -----------
VAu 338-209                           May 9, 1996                        TA-7 Fuel Control System Technical
                                                                         Drawings Volume #1

VAu 338-210                           May 9, 1996                        TA-7 Fuel Control System Technical
                                                                         Drawings Volume #2

VAu 338-212                           May 9, 1996                        TA-7 Fuel Control System Technical
                                                                         Drawings Volume #3

VAu 338-211                           May 9, 1996                        TA-7 Fuel Control System Technical
                                                                         Drawings Volume #4